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                                                                   Exhibit 10.10

                                                                  EXECUTION COPY

                      TERMINATION AND TRANSACTION AGREEMENT

     THIS TERMINATION AND TRANSACTION AGREEMENT (this "Agreement") is dated as of the 6th day of December, 2005 by and among

     AV SUPPLY GROUP 2001 LIMITED, a New Zealand limited liability entity registered in the New Zealand Companies Office under No. 1545956 ("AV Supply"),

     STUART JOHN BULCRAIG ("Bulcraig") contracting personally and in his capacity as a trustee of THE HAPPY VALLEY TRUST created by Deed dated August 17, 2004 (the "Trust"),

     ANDREW PETER TUCKEY ("Independent Trustee") (in his such capacity as a trustee of the Trust only and not personally),

     DECADE INDUSTRIES, INC., a Minnesota corporation doing business as Sanus Systems (the "Company"),

     CSAV ASIA PACIFIC LIMITED, a Hong Kong corporation ("CSAV AP"), and

     CSAY HOLDING CORP., a Delaware corporation ("Holdings").

     Bulcraig and AV Supply are referred to herein collectively as the "Sellers", and each is singly, a "Seller". Bulcraig and the Independent Trustee being referred to together in this Agreement as the "Trustees".

     Capitalized terms used herein without definition shall have the meanings assigned to such terms in Section 13.

     WHEREAS, AV Supply and Bulcraig are engaged in the business of manufacturing, sourcing, procuring and arranging for the delivery to customers of mounting solutions, furnishings and products (including (but by way of limitation) furniture, mounts, lifts, stands, racks supports and accessories and systems) for the Pro AV, home theater, residential and work-station audiovisual markets, designed primarily to be used with audio and video components and systems (the "Business");

     WHEREAS, Bulcraig is the sole director and is (together with the Independent Trustee) the holder of all the issued and outstanding shares of AV Supply;

     WHEREAS, AV Supply and the Company are parties to that certain Master Services and Master Supply Agreement dated as of September 14, 2004 (the "Supply Contract"), whereby AV Supply provides to the Company certain supply component procurement services and manufactured wall mounts and furniture designed primarily to be used with audio and video components and systems;

     WHEREAS, the parties desire to terminate the Supply Contract and enter into the other transactions contemplated hereby, on the terms and conditions set forth herein; and

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     WHEREAS, Bulcraig will derive substantial direct and indirect benefits from the transactions contemplated hereby.

     NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, Holdings, the Company and CSAV AP (collectively, the "Buyers") and the Sellers and the Independent Trustee agree as follows:

     1. TERMINATION OF CONTRACT.

     1.1 Termination. Except to the extent set forth in Section 1.2 below, as of the Closing, the Supply Contract shall terminate and be of no further force and effect and the rights and obligations of the Company and AV Supply thereunder shall be terminated and discharged in full.

     1.2 Survival of Certain Provisions: joint and Several Obligations. Notwithstanding the provisions of Section 1.1 above, (i) the Supply Contract shall remain in full force and effect in all respects until June 1, 2007 (the "Final Supply Contract Termination Date") with respect to (a) all accepted purchase orders outstanding on the Closing Date (a list of which is attached hereto as SCHEDULE 1.2), and all products with respect thereto, (b) the obligations of the parties under Article 6 (Indemnification; Limitation of Liability; Insurance) and (c) the parties' obligations arising under the Supply Contract prior to the Closing Date and (ii) Article 8 (Confidentiality) and
Article 10 (Miscellaneous) shall survive indefinitely. If a written claim in respect of any obligation or liability under the Supply Contract that survived the Closing Date pursuant to clause (i) of the previous sentence is made on or prior to the Final Supply Contract Termination Date, then such obligation or liability shall survive until the final resolution of such claim. AV Supply and Bulcraig shall be jointly and severally liable for any obligations of AV Supply under the Supply Contract that survive the Closing Date in accordance with this
Section 1.2.

     1.3 Transferred Assets. Subject to the terms and conditions set forth in this Agreement, at the Closing, AV Supply shall sell, assign, transfer and deliver to CSAV AP all of its right, title and interest in and to the following assets (collectively, the "Transferred Assets"):

          (a) all of the contracts or agreements described on SCHEDULE 1.3(A) (the "Transferred Contracts"); and

          (b) all of the copyrights, designs and other intellectual property described on SCHEDULE 1.3(B) (the "Intellectual Property").

     1.4 Assumed Obligation: Excluded Liabilities. At the Closing, CSAV AP shall assume, and agree to pay, perform, fulfill and discharge all obligations and liabilities of AV Supply which arise after the Closing and which relate to events occurring subsequently to the Closing, or to periods commencing on or after the Closing Date, under the Transferred Contracts (the "Assumed Obligations"). Anything to the contrary notwithstanding, neither Holdings, the Company nor CSAV AP shall assume, nor shall any of them be deemed to have assumed, any liability or obligation of any type or nature whatsoever of AV Supply not expressly included in the Assumed Obligations (the "Excluded Liabilities").

     2. CONSIDERATION.

          (a) Consideration. In consideration for the termination of the Supply Contract, and certain of the other covenants and agreements of the AV Supply set forth in this Agreement, but excluding those set out in Section 11:


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               (i) At the Closing, the Company shall pay to AV Supply the sum of six hundred fifty thousand United States dollars (US$650,000.00) in accordance with the wire transfer instructions set forth on SCHEDULE
     2.1(A).

               (ii) On September 1, 2006, the Company shall pay to AV Supply the sum of one hundred thousand United States dollars (US$100,000.00) (the "Deferred Payment") in accordance with the wire transfer instructions of AV Supply received by the Company at least three (3) business days prior to the payment date.

               (iii) At the Closing, Holdings shall issue to the Trustees (as the nominee of AV Supply) one thousand six hundred and seventy one (1,671) shares of Holdings' Class B Non-Voting Common Stock, US$0.001 par value per share (the "Shares").

               (iv) One June 1, 2007, the Company shall pay to AV Supply the sum of one hundred and fifty thousand United States dollars (US$150,000.00) (the "Second Deferred Payment") so long as Bulcraig is employed by CSAV AP (or another Subsidiary of Holdings) on such date (it being agreed that the obligation of the Company to make this payment shall automatically terminate if Bulcraig ceases to be employed by CSAV AP (or another Subsidiary of Holdings) for any reason whatsoever (other than as a result of an unlawful termination by the employer) prior to June 1, 2007). The Second Deferred Payment shall be made in accordance with the wire transfer instructions of Bulcraig received by the Company at least three (3) business days prior to the payment date.

          (b) Consideration. In consideration for the transfer of the Transferred Assets, on the Closing Date, the Company shall pay to AV Supply at the Closing the sum of twenty five thousand United States dollars (US$25,000) in accordance with the wire transfer instructions set forth on SCHEDULE 2.1.(A).

          (c) Consideration. In consideration for the covenants and agreements of Bulcraig set forth in this Agreement (including, without limitation, the covenants and agreements set forth in Section 11 below (other than the covenants and agreements of Bulcraig set forth in Section 11 below relating to restrictions on activities in the United States and its territories and possessions)), at the Closing, the Company shall pay to Bulcraig the sum of sixty thousand United States dollars (US$60,000.00) in accordance with the wire transfer instructions set forth on SCHEDULE 2.1(A)

          (d) Consideration. In consideration for the covenants and agreements of Bulcraig set forth in Section 11 below relating to restrictions on activities in the United States and its territories and possessions, at the Closing, the Company shall pay to Bulcraig the sum of fifteen thousand United States dollars (US$15,000.00) in accordance with the wire transfer instructions set forth on
Schedule 2.1(a).

          (e) Lowest Price. The parties acknowledge that for the purposes of Section EW 32 of the Income Tax Act 2004 (New Zealand), the consideration referred to in this Section 2 is the lowest price that the parties would have agreed on at the time this Agreement was entered into, if payment had been required in full at the time the first right in the property was or is to be transferred (i.e., the Closing Date). For the purposes of this clause, the term "right" has the same meaning as in section OB 1 of the Income Tax Act 2004 (New Zealand).


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     3. CLOSING.

     3.1 Time and Place. The closing of the transactions contemplated by this Agreement (the "Closing") shall be held at the offices of Bingham McCutchen LLP, 399 Park Avenue, New York, New York at 1:00 p.m. on December 6, 2005, or at such other place as the Buyers and the Sellers may agree. The date on which the Closing is held hereunder is sometimes referred to herein as the "Closing Date".

     3.2 Transactions at Closing. At the Closing, in addition to any other instruments or documents referred to herein:

          (a) AV Supply shall duly execute and deliver to CSAV AP, a Bill of Sale and Assignment with respect to the Transferred Assets in the form agreed so as to vest in CSAV AP all of its right, title, and interest in and to the Transferred Assets, in each case free and clear of all Encumbrances.

          (b) The Buyers shall make the payments contemplated by Sections 2(a)(i), 2(b) and 2(c) in accordance with the wire transfer instructions set forth on SCHEDULE 2.1(A).

          (c) Holdings shall deliver to the Trustees a certificate evidencing the Shares which will have been registered in the books and records of Holdings as shares held by the Trustees. The Shares will be issued to the Trustees free of any Encumbrance other than Encumbrances arising under this Agreement, the Stockholder Agreement (as defined below), the Registration Rights Agreement (as defined below), the Stock Repurchase Agreement (as defined below) and any other restrictions on transfer as may be imposed by applicable law.

          (d) Each of the parties hereto shall execute and deliver each of the other agreements required to be signed and delivered by such party pursuant to Sections 7 and 8.

     No party shall be bound to any of the Transaction Documents until all parties to each of them has signed all the Transaction Documents to which they are a party, and each such document shall be fully effective.

     4. REPRESENTATIONS AND WARRANTIES OF THE SELLERS. AV Supply and Bulcraig, jointly and severally, represent and warrant to each Buyer as follows:

     4.1 Organization of AV Supply; Authority. AV Supply is a limited liability entity duly organized, validly existing and in good standing under the laws of New Zealand. AV Supply has all requisite power and authority to execute and deliver this Agreement and the other documents, instruments and agreements contemplated hereby (collectively, the "Transaction Documents") to which it is a party and to carry out all actions required of it pursuant to the terms of the Transaction Documents.

     4.2 Corporate Approval; Binding Effect. AV Supply has obtained all necessary authorizations and approvals from its Board of Directors, or other equivalent governing body and stockholders required for the execution and delivery of the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby. Each of the Transaction Documents to which AV Supply is a party has been duly executed and delivered by AV Supply and constitutes the legal, valid and binding obligation of AV Supply enforceable against AV Supply in accordance with its terms, except to the extent such enforceability is subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other law affecting or relating to creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).


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     4.3 Non-Contravention. The execution and delivery by AV Supply of the
Transaction Documents to which it is a party and the consummation by AV Supply of the transactions contemplated hereby and thereby will not (a) violate or conflict with any provision of the Certificate of Incorporation or By-Laws of AV Supply, or its equivalent governing documents, each as amended to date; or (b) constitute a violation of, or be in conflict with, or constitute or create a default under, or result in the creation or imposition of any Encumbrance upon any of the Transferred Assets pursuant to (i) any agreement or instrument to which AV Supply is a party or by which AV Supply or any of the Transferred Assets is bound, or to which AV Supply or any of such properties is subject, or
(ii) any statute, judgment, decree, order, regulation or rule of any court or governmental or regulatory authority to which AV Supply is subject.

     4.4 Consents. No consent, including, without limitation, spousal consents in the case of Bulcraig, approval or authorization of, or registration, qualification or filing with, any governmental agency or authority or any other Person is required for the execution and delivery by each Seller of the Transaction Documents to which it is a party or for the consummation by each Seller of the transactions contemplated hereby or thereby.

     4.5 Litigation, Etc. No action, suit, proceeding or investigation is pending or, to the knowledge of each Seller, threatened, relating to or affecting any of the Transferred Assets, or which questions the validity of the Transaction Documents or challenges any of the transactions contemplated hereby or thereby, nor, to the knowledge of Bulcraig or AV Supply, is there any basis for any such action, suit, proceeding or investigation.

     4.6 Conformity to Law. Each Seller is in (a) compliance in all material respects with all laws, statutes, governmental regulations and all judicial or administrative tribunal orders, judgments, writs, injunctions, decrees or similar commands applicable to it, or any of the Transferred Assets of each Seller (including, without limitation, any labor, environmental, occupational health, zoning or other law, regulation or ordinance) and (b) compliance in all material respects with all unwaived terms and provisions of all contracts, agreements and indentures to which it is a party, or by which it or any of the Transferred Assets is subject.

     4.7 Title to Transferred Assets. AV Supply owns the Transferred Assets, and has the full right to sell, convey, transfer, assign and deliver the Transferred Assets, without the need to obtain the consent or approval of any third party. All of the Transferred Assets are entirely free and clear of any security interests, liens, claims, charges, options, mortgages, debts, leases (or subleases), conditional sales agreements, title retention agreements, encumbrances of any kind, material defects as to title or restrictions against the transfer or assignment thereof (collectively, "Encumbrances"). At and as of the Closing, AV Supply will convey the Transferred Assets to CSAV AP in the manner specified in Section 3.2(a) above and CSAV AP will have good and valid record and marketable title to all of the Transferred Assets, free and clear of all Encumbrances.

     4.8 [Intentionally Omitted.]

     4.9 Insurance. SCHEDULE 4.9 hereto lists the policy of liability and other insurance owned or held by AV Supply (the "Policy"). AV Supply has provided the Company with a true, correct and complete copies of the Policy, together with all modifications, riders and endorsements thereto. The Policy (a) is in full force and effect, (b) is sufficient for material compliance by AV Supply with all requirements of law and the Supply Contract, (c) provides that it will remain in full force and effect through the date set forth in such SCHEDULE, and
(d) will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. AV Supply is not in default with


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respect to any material obligations under the Policy nor has AV Supply received any notification of cancellation of the Policy.

     4.10 Broker. No Seller has retained, utilized or been represented by any broker, agent, finder or intermediary in connection with the negotiation or consummation of the transactions contemplated by this Agreement.

     4.11 Indebtedness. Except as set forth on SCHEDULE 4.11, AV Supply has no Indebtedness outstanding at the date hereof.

     4.12 Solvency. Immediately prior to, and as of the Closing Date after giving effect to the transactions contemplated hereunder, AV Supply will not be insolvent within the meaning of any applicable federal, state or foreign debtor and creditor, bankruptcy or fraudulent conveyance laws.

     4.13 Subsidiaries. AV Supply does not have any Subsidiaries and does not own any legal and/or beneficial interests in any corporation, limited liability companies, partnerships, business trusts or joint ventures or in any other unincorporated trade or business enterprise.

     4.14 Contracts. AV Supply has delivered to the Buyers true, correct and complete copies of all contracts listed on SCHEDULE 1.3(A), together with all modifications and supplements thereto. Each of the contracts listed on SCHEDULE 1.3(A) is in full force and effect, AV Supply is not in breach of any of the provisions of any such contract, nor, to the knowledge of each Seller, is any other party to any such contract in default thereunder, nor does any event or condition exist which with notice or the passage of time or both would constitute a default thereunder. AV Supply has in all material respects performed all obligations required to be performed by it to date under each such contract. Subject to obtaining any necessary consents by the other party or parties to any such contract (the requirement of any such consent being reflected on SCHEDULE 1.3(A) hereto), no contract of AV Supply listed in
Schedule 1.3(a) includes any provision the effect of which may be to enlarge or accelerate any obligations of CSAV AP to be assumed thereunder or give additional rights to any other party thereto or will in any other way be affected by, or terminate or lapse by reason of, the transactions contemplated by any of the Transaction Documents.

     4.15 Intellectual Property. Except for the rights granted to the Company under the Supply Contract, AV Supply owns and has the sole and exclusive right to use the Intellectual Property, and the consummation of the transactions contemplated hereby will not alter or impair any such right. No claims have been asserted to the knowledge of AV Supply or Bulcraig, and no claims are pending, by any Person regarding the use of any Intellectual Property, or challenging or questioning the validity or effectiveness of any license or agreement concerning any Intellectual Property, and to the actual knowledge of AV Supply and Bulcraig there is no basis for any such claim. To Bulcraig's knowledge after reasonable inquiry, the use by AV Supply of the Intellectual Property in the ordinary course of its business (including in the production of the Manufactured Products (as defined in the Supply Contract) does not, and the use by CSAV AP in that same manner will not, infringe on the rights of any Person.

     4.16 Trustees Warranties. The representations and warranties of the Trustees set forth in Section 15 below are true and correct in all respects.

     5. REPRESENTATIONS AND WARRANTIES OF BULCRAIG. Bulcraig represents and warrants as follows:

     5.1 Authority; Title. Bulcraig has the authority and legal capacity to enter into each of the Transaction Documents to which he is a party and to carry out all actions required of him pursuant to the


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terms of the Transaction Documents. Between them, Bulcraig and the Independent
Trustee have sole record and legal ownership of all of the issued and outstanding shares of AV Supply.

     5.2 Approval; Binding Effect. Bulcraig has obtained all necessary authorizations and approvals, including, without limitation, any required spousal consent or approval, required for the execution and delivery of the Transaction Documents to which he is a party and the consummation of the transactions contemplated hereby and thereby. Each of the Transaction Documents to which Bulcraig is a party has been duly executed and delivered by Bulcraig and constitutes the legal, valid and binding obligation of Bulcraig enforceable against Bulcraig in accordance with its terms, except to the extent such enforceability is subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other law affecting or relating to creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     5.3 Non-Contravention. The execution and delivery by Bulcraig of the Transaction Documents to which he is a party and the consummation by Bulcraig of the transactions contemplated hereby and thereby will not (a) constitute a violation of, or be in conflict with, or constitute or create a default under, or result in the creation or imposition of any Encumbrance upon any property of Bulcraig pursuant to (i) any agreement or instrument to which Bulcraig is a party or by which Bulcraig or any of his properties is bound or to which Bulcraig or any of his properties is subject, or (ii) any statute, judgment, decree, order, regulation or rule of any court or governmental or regulatory authority to which Bulcraig is subject.

     6. REPRESENTATIONS AND WARRANTIES OF BUYERS. Holdings, CSAV AP and the Company, jointly and severally, represent and warrant to each Seller and to the Trustees as follows:

     6.1 Organization of Buyers; Authority. Holdings is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota. CSAV AP is a corporation duly organized, validly existing and in good standing under the laws of Hong Kong. Holdings owns all of the issued and outstanding shares of capital stock of CSAV, Inc., which owns all of the issued and outstanding shares of capital stock of each of the Company and CSAV AP. Each Buyer has all requisite power and authority to execute and deliver the Transaction Documents to which it is a party and to carry out all of the actions required of it pursuant to the terms thereof.

     6.2 Corporate Approval; Binding Effect. Each Buyer has obtained all necessary authorizations and approvals from its Board of Directors, or equivalent governing body and stockholders required for the execution and delivery of the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby. Each of the Transaction Documents to which each Buyer is a party has been duly executed and delivered by such Buyer and constitute the legal, valid and binding obligation of such Buyer, enforceable against such Buyer in accordance with its terms, except to the extent such enforceability is subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other law affecting or relating to creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     6.3 Non-Contravention. The execution and delivery by each Buyer of the Transaction Documents to which it is a party and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (a) violate or conflict with any provisions of the Certificate of Incorporation or By-Laws, or equivalent governing documents, of such Buyer, each as amended to date; or (b) constitute a violation of, or be in conflict with, constitute or create a default under, or result in the creation or imposition of any Encumbrance upon any property of such Buyer pursuant to (i) any agreement or instrument to which such Buyer is a party or by which such Buyer or any of its properties is bound or to


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which such Buyer or any of its properties is subject, or (ii) any statute, judgment, decree, order, regulation or rule of any court or governmental authority to which such Buyer is subject.

     6.4 Consents. No consent, approval or authorization of, or registration, qualification or filing with, any governmental agency or authority or any other Person is required for the execution and delivery by each Buyer of the Transaction Documents to which it is a party or for the consummation by such Buyer of the transactions contemplated hereby or thereby.

     6.5 Broker. The Buyers have not retained, utilized or been represented by any broker, agent, finder or other intermediary in connection with the negotiation or consummation of the transactions contemplated by this Agreement.

     6.6 Capitalization. Holdings represents and warrants that, after giving effect to the issuance of the Shares effected hereby, (i) the authorized capital of Holdings consists of (A) 300,000 shares of Class A Common Stock, no shares of which are issued and outstanding on the date hereof, (B) 250,000 shares of Class B Common Stock, 141,695.86 shares of which are issued and outstanding on the date hereof, and (C) 100,000 shares of Class C Common Stock, 52,996.01 shares of which are issued and outstanding on the date hereof, (ii) all such outstanding capital stock (other than the Shares) is owned as set forth on SCHEDULE 6.6 hereto and is validly issued and outstanding, fully paid and non-assessable, and
(iii) there are no commitments for the purchase or sale of, and no options, warrants or other rights to subscribe for or purchase, any securities of the Company other than (x) as set forth in the Stockholder Agreement (as defined below), and (y) as set forth on SCHEDULE 6.6 hereto. At the Closing, the Trust will acquire the Shares free and clear of all Encumbrances, other than Encumbrances arising under this Agreement, the Stockholder Agreement (as defined below), the Registration Rights Agreement (as defined below), the Repurchase Agreement (as defined herein) and restrictions on transfer as may be imposed by applicable law.

     6.7 Prohibited Registrations of Transfers. Holdings shall refuse to register any transfer of the Shares not made in accordance with the provisions of Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to registration under the Securities Act, or pursuant to an available exemption from registration.

     7. CONDITIONS PRECEDENT TO BUYERS' OBLIGATIONS. The obligation of the Buyers to consummate the Closing shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions (to the extent noncompliance is not waived in writing by the Buyers):

     7.1 Representations and Warranties True at Closing. The representations and warranties made by each Seller in or pursuant to this Agreement shell be true and correct at and as of the Closing Date.

     7.2 Compliance with Agreement. Each Seller shall have performed and complied with all of its obligations under this Agreement to be performed or complied with by it at, or prior to, the Closing Date.

     7.3 Approvals; Consents. All corporate and other approvals in connection with the transactions contemplated by this Agreement and the form and substance of all certificates and other documents delivered hereunder shall be reasonably satisfactory in form and substance to the Buyers and their counsel.

     7.4 No Litigation. No restraining order or injunction shall prevent the transactions contemplated by this Agreement, and no action, suit or proceeding shall be pending or threatened before any court or administrative body in which it will be, or is sought to, restrain, prohibit or obtain damages


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or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

     7.5 Consents of Third Parties. Each Seller will have obtained the consent, in form and substance satisfactory to the Buyers and their counsel, to the consummation of the transactions contemplated by this Agreement by each party to any contract under which such transactions would constitute a default, would accelerate obligations of such Seller or would permit cancellation of any such contract.

     7.6 Employment Agreement. Bulcraig shall have executed and delivered to CSAV AP an employment and non-competition agreement substantially in the form of EXHIBIT A (as amended or replaced from time to time, the "Employment Agreement"), and such Employment Agreement shall be in full force and effect commencing and contingent upon the Closing.

     7.7 Stock Repurchase Agreement; Stockholder Agreement and Registration Rights Agreement. The Trustees shall have executed and delivered to Holdings (i) a stock repurchase agreement substantially in the form of EXHIBIT B (a "Repurchase Agreement"), and such Repurchase Agreement shall be in full force and effect commencing and contingent upon the Closing and (ii) an instrument of accession to each of (A) the Stockholder Agreement, dated as of August 29, 2003 (the "Stockholder Agreement"), among Holdings and its stockholders, as amended and in effect from time to time, and (B) the Registration Rights Agreement, dated as of August 29, 2003 (the "Registration Rights Agreement") among
Holdings and the Holders (as defined therein), as amended and in effect from time to time.

     7.8 Evidence of Insurance Required Under the Supply Contract. AV Supply shall have delivered a certificate of insurance for the insurance coverage required by Section 6.5 of the Supply Contract naming the Company as an additional insured.

     7.9 Transaction Documents. Each of the Sellers shall have executed and delivered each of the Transaction Documents to which it is a party, and such agreements shall be in full force and effect.

     7.10 License Agreement. NZ Entity (as defined below) shall have executed and delivered the License to Use Intellectual Property substantially in the form of EXHIBIT C (the "License Agreement"), and the License Agreement shall be in full force and effect.

     7.11 Proceedings and Documents Satisfactory. All proceedings in connection with the transactions contemplated by this Agreement and all certificates and documents delivered to the Buyers in connection with the transactions contemplated by this Agreement shall be satisfactory in all reasonable respects to the Buyers and the Buyers' counsel, and the Buyers shall have received the originals or certified or other copies of all such records and documents as the Buyers may reasonably request.

     8. CONDITIONS PRECEDENT TO THE SELLERS' OBLIGATIONS. The obligation of the Sellers and the Trustees to consummate the Closing shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions (to the extent noncompliance is not waived in writing by the Sellers):

     8.1 Representations and Warranties True at Closing. The representations and warranties made by the Buyers in or pursuant to this Agreement shall be true and correct at and as of the Closing Date.

     8.2 Compliance with Agreement. Each Buyer shall have performed and complied with all of its obligations under this Agreement to be performed or complied with by it at, or prior to, the Closing.


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     8.3 Approvals; Consents. All corporate and other approvals in connection with the transactions contemplated by this Agreement and the form and substance of all certificates and other documents delivered hereunder shall be reasonably satisfactory in form and substance to the Sellers and their counsel.

     8.4 No Litigation. No restraining order or injunction shall prevent the transactions contemplated by this Agreements and no action, suit or proceeding shall be pending or threatened in writing before any court or administrative body in which it will be, or is sought to, restrain, prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

     8.5 Transaction Documents. Each of the Buyers shall have executed and delivered each of the Transaction Documents to which it is a party, and such agreements shall be in full force and effect. In addition, the Sellers' US counsel Foley & Lardner LLP has received the completed copy of Holdings' Assistant Secretary's Certificate and all attachments and exhibits, in a form acceptable to them.

     8.6 License Agreement. CSAV AP shall have executed and delivered the License Agreement, and the License Agreement shall be in full force and effect.

     8.7 Proceedings and Documents Satisfactory. All proceedings in connection with the transactions contemplated by this Agreement and all certificates and documents delivered to the Sellers in connection with the transactions contemplated by this Agreement shall be satisfactory in all reasonable respects to the Sellers and their counsel, and the Sellers shall have received the originals or certified or other copies of all such records and documents as the Sellers may reasonably request.

     9. CERTAIN COVENANTS.

     9.1 Covenants of AV Supply.(a) At all times following the Closing until the completion of the liquidation and dissolution of AV Supply, AV Supply shall:

               (i) pay, discharge or otherwise satisfy when due all of AV Supply's obligations of whatever nature, except when the amount or validity thereof is being contested in good faith by appropriate proceedings; and

               (ii) use all or a portion of the payments hereunder, along with cash-on-hand, to pay the expenses and fees associated with the transactions contemplated hereunder, including, without limitation, the payment of the fees and expenses associated with winding down the affairs of and dissolving AV Supply.

          (b) At all times following the Closing until the completion of the liquidation and dissolution of AV Supply, AV Supply shall not engage in any business or activity (including, without limitation, any activity in violation of Section 11 below), other than the wind-down of AV Supply's operations and the activities reasonably associated therewith.

     9.2 Covenants of the Trustees. Until such time as each Trustee's obligations under this Agreement and the other Transaction Documents to which he is a party as a trustee of the Trust has been duly performed, each Trustee severally agrees:

          (a) He will promptly give written notice to the other parties if he retires or is removed as a trustee of the Trust; and

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Page 11 of 39


          (b) Each Trustee has, and will, not consent to the removal of the right of indemnity from the assets of the Trust in respect of the obligations incurred by him as a trustee of the Trust under this Agreement and the other Transaction Documents to which he is a party as a trustee of the Trust. Bulcraig agrees to not give any permission to any such removal.

     10. INDEMNIFICATION.

     10.1 Seller Indemnity. Each Seller jointly and severally, agrees to indemnify and hold harmless each of the Buyers (and their directors, officers, employees and affiliates) from and with respect to any and all claims, liabilities, losses, damages, costs and expenses, including, without limitation, the reasonable fees and disbursements of counsel (collectively, the "Losses"), arising directly or indirectly out of: (a) any breach by any Seller or any Trustee of any representation or warranty, covenant, obligation or undertaking made by such Seller or such Trustee in or pursuant to this Agreement (including the Schedules hereto) or any other statement or certificate delivered by such Seller or such Trustee pursuant hereto and (b) any Excluded Liabilities. For the avoidance of doubt, in the event and to the extent of any conflict between the terms of Article 6 of the Supply Contract and this Section 10.1 in respect of any Loss, the terms of Article 6 of the Supply Contract shall prevail. Amounts payable under this Section 10.1 shall be payable upon written demand therefore.

     10.2 Buyer Indemnity. Each of Holdings and the Company, jointly and severally, agrees to indemnify and hold harmless each of the Sellers (and their directors, officers, employees, and affiliates), and the Trustees and the Trust from any and all Losses arising directly or indirectly out of: (a) any breach by any Buyer of any representation or warranty, covenant, obligation or undertaking made by such Buyer in or pursuant to this Agreement (including the Schedules hereto) or any other statement, or certificate delivered by such Buyer pursuant hereto. For the avoidance of doubt, in the event and to the extent of any conflict between the terms of Article 6 of the Supply Contract and this Section
10.2 in respect of any Loss, the terms of Article 6 of the Supply Contract shall prevail. Amounts payable under this Section 10.2 shall be payable upon written demand therefore.

     10.3 Limitation of Indemnification. No indemnifying party shall be required to indemnify any indemnified party under Sections 10.1 or 10.2 for any Losses arising directly or indirectly out of any breach of a representation or warranty made in or pursuant to this Agreement (such Losses being referred to herein as the "Representation and Warranty Losses") except to the extent that (a) the aggregate amount of such Representation and Warranty Losses with respect to any claim or series of related claims for which the indemnified party is otherwise entitled hereunder exceed US$1,000 and (b) the aggregate amount of such Representation and Warranty Losses for which the indemnified party is otherwise entitled to indemnification pursuant to this Section 10 exceeds $10,000. Any party seeking indemnification hereunder under this Section 10 is referred to as the "indemnified party" (which term shall include all indemnified parties if there be more than one) and other party or parties hereto from and whom such indemnified party is entitled to indemnification under this Section 10 is referred to as the "indemnifying party" (which term shall include all indemnifying parties if there be more than one).

     10.4 Right of Setoff. Upon notice to the Sellers, the Buyers may set off any amount to which any of them may be entitled under (a) the Supply Contract (including, without limitation, Article 6 thereof) or (b) this Section 10, against the Deferred Payment and/or the Second Deferred Payment. Neither the exercise of, nor the failure to exercise, such right of setoff will constitute an election of remedies or limit the Buyers in any manner from the enforcement of any other remedies that may be available.

     10.5 No Special Damages. IN NO EVENT WILL ANY PARTY TO THIS AGREEMENT BE LIABLE TO ANOTHER PARTY UNDER THIS AGREEMENT FOR LOST PROFITS OR LOST

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SAVINGS, OR PUNITIVE, EXEMPLARY, INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES
(collectively, "Special Damages"), OTHER THAN FOR A BREACH OF ANY OF THE COVENANTS OR AGREEMENTS SET FORTH IN SECTION 11 HEREOF. The foregoing limitation shall not restrict or limit the ability of any party to recover Losses otherwise recoverable hereunder that constitute reimbursement of Special Damages that are paid or payable by such party to a third party.

     11. NON-COMPETITION AND NON-SOLICITATION.

          (a) Non-Competition. Bulcraig hereby agrees that during the Designated Period he will not within the Prohibited Area and whether on his own behalf or in conjunction with or on behalf of any other person, firm, company or other organization (and whether as an employee, director, principal, agent, consultant or in any other capacity whatsoever (other than as a holder of less than two percent (2%) of the common stock of any publicly traded corporation)) engage in competition with Holdings or any of its subsidiaries (the "Companies") directly or indirectly, or (i) be employed or engaged in, or (ii) perform services in respect of, or (iii) be otherwise concerned with:

               (i) the research into, development, sourcing, procuring, manufacture, supply, sale or marketing of any product which is of the same or similar type to any product researched, or developed, or sourced, or procured, or manufactured, or supplied, or sold, or marketed by any of the Companies (including, without limitation, providing any product that is the same or substantially similar to products researched, or developed, or sourced, or procured, or manufactured, or supplied, or sold, or marketed by AV Supply prior to the Closing Date) during Bulcraig's employment by any of the Companies (except that after the Termination Date this clause (i) shall only apply to products that are the same or similar to products researched, or developed, or sourced, or procured, or manufactured, or supplied, or sold, or marketed by any of the Companies during the 12 months immediately preceding the Termination Date);

               (ii) the development or provision of any services (including, but not limited to technical and product support, or consultancy or customer services) which are of the same or similar type to any services provided by any of the Companies (including, without limitation, any services that are the same or substantially similar to the business of AV Supply prior to the Closing Date) during Bulcraig's employment by any of the Companies (except that after the Termination Date this clause (ii) shall only apply to services which are of the same or similar type to any services provided by any of the Companies during the 12 months immediately preceding the Termination Date);

provided, however, that, solely for purposes of the restrictions on the activities of Bulcraig in Hong Kong after the Termination Date, the provisions of this paragraph (a) shall apply only in respect of products or services which Bulcraig was either personally concerned or for which he was responsible for while employed by AV Supply, CSAV AP or any of the Companies during the 12 months immediately preceding the Termination Date.

          (b) Non-Solicitation of Customers. Bulcraig hereby agrees that during the Designated Period he will not, whether on his own behalf or in conjunction with or on behalf of any person, company, business entity or other organization (and whether as an employee, director, principal, agent, consultant or in any other capacity whatsoever (other than as a holder of less than two percent (2%) of the common stock of any publicly traded corporation)), directly or indirectly
(i) solicit or, (ii) assist in soliciting, or (iii) accept, or (iv) facilitate the acceptance of, or (v) deal with, in competition with the Companies, the business of any Customer or Prospective Customer, provided, however, that, solely for purposes of the restrictions on the activities of Bulcraig in Hong Kong, the provisions of this paragraph (b) shall apply only to Customers or Prospective Customers:

               (i) with whom he has had material contact or dealings on behalf of any of the Companies (as an employee or representative of one of the Companies or AV Supply); or

               (ii) for whom Bulcraig was, in a client management capacity on behalf of any of the Companies

          (c) Non-Solicitation of Employees. Bulcraig hereby agrees that during the Designated Period he will not, whether on his own behalf or in conjunction with or on behalf of any person, company, business entity or other organization (and whether as an employee, director, principal, agent, consultant or in any other capacity whatsoever (other than as a holder of less than two percent (2%) of the common stock of any publicly traded corporation)), directly or indirectly:

               (i) (a) induce, or (b) solicit, or (c) entice or (d) procure, any person who is a Company Employee to leave any of the Companies employment (as applicable) where that person is a Company Employee; or

               (ii) be personally involved to a material extent in (a) accepting into employment or (b) otherwise engaging or using the services of, any person who is a Company Employee.

          (d) Interference with Suppliers. Bulcraig hereby agrees that he will not (i) during the Designated Period and (ii) in relation to any contract or arrangement which any of the Companies has with any Supplier for the exclusive supply of goods or services to the Companies or any one of them for the duration of such contract or arrangement, whether on his own behalf or in conjunction with or on behalf of any person, company, business entity or other organization (and whether as an employee, director, principal, agent, consultant or in any other capacity whatsoever (other than as a holder of less than two percent (2%) of the common stock of any publicly traded corporation)), directly or indirectly:

               (i) interfere with the supply of goods or services to any of the Companies from any Supplier; or

               (ii) induce any Supplier of goods or services to any of the Companies to cease or decline to supply such goods or services in the future.

          (e) The obligations undertaken by Bulcraig pursuant to this Section 11 shall, with respect to each of the Companies, constitute a separate and distinct covenant and the invalidity or unenforceability of any such covenant shall not affect the validity or enforceability of the covenants in favor of each of the Companies.

          (f) Holdings contracts as trustee and agent for the benefit of each of the Companies as well as for itself. Bulcraig agrees that, if required to do so by Holdings, he will enter into covenants in the same terms as those set out in sub-paragraphs (a), (b), (c), and (d) hereof directly with all or any of such Companies, mutatis mutandis. If Bulcraig fails, within fifteen (15) days of receiving such a request from Holdings, to sign the necessary documents to give effect to the foregoing, Holdings shall be entitled, and is hereby irrevocably and unconditionally authorized by Bulcraig, to execute all such documents as are required to give effect to the foregoing, on his behalf.

          (g) Bulcraig acknowledges that the provisions of this Section 11 are essential to protect the business and goodwill of each of the Companies. Bulcraig will continue to be bound by the provisions of this Section 11 until their expiration. If at any time the provisions of this Section 11 shall be


                                      -13-

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Page 14 of 39


determined to be invalid or unenforceable by reason of being vague or unreasonable as to area, duration or scope of activity, this Section 11 shall be considered divisible and shall become and be immediately amended to only such area, duration and scope of activity as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter, and Bulcraig agrees that this Section 11 as so amended shall be valid and binding as though any invalid or unenforceable provision had not been included herein. Bulcraig acknowledges that this Section 11 is a specific and material aspect of this Agreement and that none of the Buyers would have entered into this Agreement or any of the transactions contemplated hereby if this Section 11 were not a part of this Agreement. Bulcraig further acknowledges and agrees that, in the event of a breach or threatened breach by him, or any of his affiliates of his obligations under this Section 11 the Companies will have no adequate remedy at law, and accordingly, will be entitled, without the requirement of posting any bond, to injunctive or other appropriate equitable remedies against such breach or threatened breach in addition to any other remedies which they or any of them may have.

          (h) Definitions. For the purposes of this Section 11, the following words and expressions shall have the meanings set out below:

               (i) "Agreed Jurisdiction" means:

                    (1) New Zealand and the Pacific Islands in respect of all Specified Products; and

                    (2) All the states of Australia in the case of the CSAV Product known as PFFPb.

               (ii) "Company Employee" means any person who was employed by (i) CSAV AP, or (ii) any of the Companies, provided, however, that for purposes of the restrictions of Bulcraig in Hong Kong after the Termination Date such person must have been employed by the Companies for at least three months prior to and on the Termination Date and (X) with whom Bulcraig had material contact or dealings in performing his duties of his employment; or
     (Y) who had material contact with customers or suppliers of the Companies in performing his or her duties of employment with the any of the Companies; or (Z) who had access to confidential information during his employment with any of the Companies.

               (iii) "CSAV Products" means any products sold by Holdings or any of its Subsidiaries.

               (iv) "Customer" shall mean any person, firm, company or other organization whatsoever to whom any of the Companies has supplied goods or services.

               (v) "Designated Period" means the period commencing on the Closing Date and ending on the fourth anniversary of the Closing Date; provided, that, for purposes of the duration of the restrictions set forth in this Section 11 applicable to Bulcraig in Hong Kong, the Designated Period shall mean the period commencing on the Closing Date and ending on the second anniversary of the Closing Date. Notwithstanding the foregoing, if following the occurrence of a Disposition Event (as defined in the Stockholder Agreement) Bulcraig's employment is terminated by Holdings or any of its Subsidiaries without Cause (as defined in the Employment Agreement) the Designated Period for all jurisdictions shall end on the earlier of (A) the date that the Designated Period would otherwise end in accordance with the previous sentence and (B) (i) 180 days following the Termination Date or (ii) one year following the Termination

     Date if Holdings or any of its Subsidiaries elects to extend the Severance Period (as defined in the Employment Agreement) until the first anniversary of the Termination Date.

               (vi) "Pacific Islands" means Norfolk Island, New Caledonia, Fiji, Tonga, Niue, Cook Islands, French Polynesia, Samoa, Easter Island, Tahiti, Tokelau, Tuvalu, Vanuatu, Solomon Islands, Kiribati, Palau, Wallis and Futuna, and Palau.

               (vii) "Prohibited Area" means: (X) Hong Kong; (Y) the People's Republic of China and (Z) any other country in the world, where on the Termination Date, any of the Companies develop, sell, supply, source manufacture or research its products or services or where any of the Companies is intending within three (3) months following the Termination Date to develop, sell, supply, source or manufacture its products or services and in respect of which any of the Companies has been responsible (whether alone or jointly with others), concerned or active on behalf of the Companies during any part of the 12 months immediately preceding the Termination Date.

               (viii) "Prospective Customer" shall mean any person, firm, company or other organization with whom any of the Companies has had any negotiations or material discussions regarding the possible supply of goods or services by any of the Companies prior to the Termination Date.

               (ix) "Specified Customers" means wholesale and retail customers physically located in New Zealand or the Pacific Islands in the case of the Specified Products, and Pioneer (OEM) Australia in respect only of "Sanus" product known as PFFPb.

               (x) "Specified Products" means mounting solutions, furnishings and products (including (but not by way of limitation) furniture, mounts, lifts, units, stands, racks, supports, parts and accessories and systems) for the ProAV, Home Theatre, Residential and Workstation audio-visual markets, by whomever manufactured, including any CSAV Products.

               (xi) "Supplier" means, at any date of determination, any person, company, business entity or other organization whatsoever who (X) has supplied goods or services to any of the Companies during any part of the 12 months immediately preceding such date; or (Y) has agreed prior to such date to supply goods or services to any of the Companies to commence at any time in the 12 months following such date; or (Z) as at such date, supplies goods or services to any of the Companies under an exclusive contract or arrangement between that Supplier and any of the Companies: provided, however, that, solely for the purposes of the restrictions on the activities of Bulcraig in Hong Kong, a Supplier under this Section 11 means a person, company, business entity or other organization who: (X) has supplied goods or services to any of the Companies during any part of the 12 months immediately preceding any Termination Date; or (Y) has agreed prior to any Termination Date to supply goods or services to any of the Companies to commence at any time in the 12 months following any Termination Date; or (Z) as at any Termination Date, supplies goods or services to any of the Companies under an exclusive contract or arrangement between that Supplier and any of the Companies.

               (xii) "Termination Date" means the date of termination of Bulcraig's employment with the Company or its Subsidiaries for any reason, including, without limitation, for resignation, death or disability, and whether or not for Cause.

          (i) Non-Violation. Anything to the contrary in any deed, agreement (including this Agreement) or otherwise notwithstanding, neither:

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Page 16 of 39


               (i) the acquisition, holding and sale by Bulcraig and/or the Trustees of the legal and/or beneficial ownership of the shares on issue by AV Supply Group Limited, a New Zealand limited liability entity registered in the New Zealand Companies Office under No. 1133246 or of another legal entity whose principal business operations are located in New Zealand ("NZ Entity"); nor

               (ii) the association of Bulcraig (whether on his own behalf or in conjunction with or on behalf of any other person, firm, company or other organization) as a director or principal of (but not as an employee of or consultant to) a NZ Entity;

     during the Designated Period, shall violate the terms of this Section 11 so long as:

                    (1) the only activity of the NZ Entity that would violate the terms of this Section 11 is the designing, sourcing, importing, distribution, and the sale of Specified Products only to Specified Customers that have agreed in writing that any such Specific Products will not be re-sold or further distributed by the Specified Customer outside of the Agreed Jurisdiction; and

                    (2) Bulcraig is not personally actively involved in the day to day operation of the business of the NZ Entity (other than in the usual duties of a director of the entity); and

                    (3) any Specified Product that is a CSAV Product shall be purchased by the NZ Entity from Holdings or one of its Subsidiaries.

          (j) CSAV Products. The Company shall endeavor to provide AV Supply Group Limited with a current list of CSAV Products and a current list of services provided by Holdings and its Subsidiaries at least once a year prior to the Termination Date. The Company shall provide AV Supply Group Limited with a current list of CSAV Products and a current list of services provided by Holdings and its Subsidiaries upon the reasonable request of AV Supply Group Limited during the Designated Period.

     12. GENERAL.

     12.1 [INTENTIONALLY OMITTED]

     12.2 Survival of Representations and Warranties. The representations and warranties of the parties hereto contained in this Agreement or otherwise made in writing in any certificate or instrument delivered pursuant to this Agreement shall be deemed to have been relied on by the parties and shall survive the Closing for two (2) years (other than the Specified Representations), except that any such representation or warranty that has been made the subject of a written claim for breach thereof prior the expiration of such two (2) year period shall survive with respect to such claim until the final resolution of such claim. The foregoing time limitations shall not apply to the Specified Representations, as to which in each case the applicable statute of limitations shall apply. EXCEPT AS SET FORTH IN THIS AGREEMENT, NO PARTY TO THIS AGREEMENT MAKES ANY REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

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     12.3 Expenses. Any transfer and sales taxes payable with respect to the sale and conveyance of the Transferred Assets to CSAV AP shall be paid (or reimbursed to AV Supply if paid by AV Supply) by CSAV AP. All expenses of the preparation, execution and consummation of this Agreement and of the transactions contemplated hereby, including, without limitation, attorneys', accountants' and outside advisers' fees and disbursements, shall be borne by the party incurring such expenses.

     12.4 Notices. All notices, demands and other communications hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if delivered personally or if mailed by certified or registered mail, return receipt requested, postage prepaid, or if sent by overnight courier, or sent by written telecommunication, as follows:

     If to any Seller or the Trustees, as follows:

     Stuart Bulcraig
     AV Supply Group 2001 Limited
     Room 1006, Building C, BaiHeXingCheng
     LuoGang,
     BuJi Town,
     Shenzhen
     CHINA
     Postcode: 518112
     Fax: +86 755 6125 2529

     With copies sent contemporaneously to

     Malloy Goodwin Harford
     Lawyers
     PO Box 9892
     Level 1
     5 Broadway
     Newmarket
     Auckland
     NEW ZEALAND
     Attention: Alfred D Harford III
     Fax: +64 9 367 2008

     And to:
     Prince and Partners
     Chartered Accountants
     PO Box 3685
     Level 9
     CustomHouse
     50 Anzac Street
     Auckland 1
     NEW ZEALAND
     Attention: Andrew Tuckey
     Fax: +64 9 307 0778

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     If to the Buyers, to:

     CSAV, Inc.
     12800 Highway 13 South, Suite 500
     Savage, Minnesota 55378
     Attention: President
     Fax: (952)277-4032

     with copies sent contemporaneously to:

     Friedman Fleischer & Lowe, LLC
     One Maritime Plaza
     Suite 1000
     San Francisco, CA 94111
     Attention: Spencer C. Fleischer
     Fax: (415)402-2111

     and

     Bingham McCutchen LLP
     399 Park Avenue
     New York, New York 10020
     Attention: Neil W. Townsend, Esq.
     Fax: 212-752-5378

     Any such notice shall be effective (a) if delivered personally, when received, (b) if sent by overnight courier, when receipted for, (c) if mailed, fourteen (14) days after being mailed as described above, and (d) if sent by written telecommunication, when received.

     12.5 Entire Agreement. This Agreement and the Transaction Documents contain the entire understanding of the parties and supersede all prior agreements and understandings relating to the subject matter hereof and thereof. This Agreement shall not be amended except by a written instrument hereafter signed by all of the parties hereto.

     12.6 Governing Law. The validity and construction of this Agreement shall be governed by the internal laws (and not the choice-of-law rules) of the State of New York.

     12.7 Sections and Section Headings. The headings of sections and subsections are for reference only and shall not limit or control the meaning thereof.

     12.8 Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor the obligations of any party hereunder shall be assignable or transferable by such party without the prior written consent of the other parties hereto; provided, however, that nothing contained in this
Section 12.8 shall prevent the Buyers, without the consent of the Sellers, (a) from transferring or assigning this Agreement or its rights or obligations hereunder to another entity controlling, under the control of, or under common control with any of the Buyers or (b) from assigning all or part of its rights or obligations hereunder by way of collateral assignment to any bank or financing institution providing financing to the Buyers, but no such transfer or assignment made pursuant to clauses (a) or (b) shall relieve the Buyers of their obligations under this Agreement.

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     12.9 Severability. In the event that any covenant, condition, or other provision herein contained is held to be invalid, void, or illegal by any court of competent jurisdiction, the same shall be deemed to be severable from the remainder of this Agreement and shall in no way affect, impair, or invalidate any other covenant, condition, or other provision contained herein.

     12.10 Further Assurances. From time to time after the Closing, at the request of the Buyers and without further consideration, (i) the Sellers shall execute and deliver such further instruments of conveyance and transfer and take such other actions as the Buyers may reasonably require to more effectively convey and transfer any of the Transferred Assets to the Buyers, and (ii) the Sellers will use their reasonable best efforts to obtain and secure all consents that may be necessary to effect a full and valid transfer of the Transferred Assets. If any such consents cannot be obtained, (a) the beneficial interest in and to all Transferred Asset that are the subject of such consents shall in any event pass to the Buyers, and (b) each Seller covenants and agrees to hold any and all such Transferred Assets in trust for the benefit of the Buyers and, to the extent possible, to provide the Buyers with substantially the same benefits that it would have enjoyed had such consents been obtained.

     12.11 No Implied Rights or Remedies. Except as otherwise expressly provided herein, nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person, firm or corporation, other than the Sellers and the Buyers, any rights or remedies under or by reason of this Agreement.

     12.12 Counterparts; Facsimiles. This Agreement may be executed in multiple counterparts (including by facsimile), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     12.13 Consent to Jurisdiction; Process Service Agent.

          (a) Each party hereto hereby irrevocably submits to the jurisdiction of any state or federal court sitting in New York, New York over any action, claim, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, and each party hereby irrevocably agrees that all claims in respect of any such action, claim, suit or proceeding shall be heard and determined in any such state or federal court. Each Seller and the Buyers agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

          (b) Nothing in this Section 12.13 shall affect the right of the Buyers to serve legal process in any other manner permitted by law or affect the right of the Buyers to bring any action or proceeding against any Buyer or any Seller or its or his properties in the courts of any other jurisdiction.

          (c) Each Seller and each Trustee hereby irrevocably and unconditionally appoints Prince and Partners, Level 9, Custom House, 50 Anzac Street, Auckland 1, New Zealand, as his or its agent to receive copies of the summons and complaint and any other process which may be served in any such action or proceeding and agrees promptly to appoint a successor agent reasonably satisfactory to Holdings prior to the termination for any reason of the appointment of the person then serving as agent hereunder. Each Seller and each Trustee shall cause the initial agent to accept its appointment hereunder, such acceptance to be in form and substance reasonably satisfactory to the Buyers, and prior to the termination for any reason of the appointment of the person then serving as agent hereunder, each Seller and each Trustee shall cause the successor agent to accept its appointment as agent for service of process, such acceptance to be in form and substance reasonably satisfactory to the Buyers.

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     12.14 Payments. All payments under this Agreement shall be made in U.S.
dollars in immediately available funds free of withholding taxes.

     12.15 Overdue Payments. Any amount not paid when due hereunder shall bear interest from the due date hereunder until paid in full at a per annum rate equal to the Applicable Rate (as defined below). As used herein, the term "Applicable Rate" shall mean the Prime Rate (as published from time to time in the Wall Street Journal) plus 3%.

     13. DEFINITIONS.

     13.1 Certain Defined Terms. As used in this Agreement, the following terms have the following respective meanings:

          (a) "Indebtedness": As applied to any Person, all indebtedness of such Person for borrowed money, whether current or funded, or secured or unsecured, including, without limitation, (a) all indebtedness of such Person for the deferred purchase price of property or services represented by a note or other similar instrument, (b) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of any of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (c) all indebtedness of such Person secured by a purchase money mortgage or other lien to secure all or part of the purchase price of property subject to such mortgage or lien, (d) all obligations under leases which shall have been or must be, in accordance with generally accepted accounting principles, recorded as capital leases in respect of which such Person is liable as lessee, (e) any liability of such Person in respect of banker's acceptances or letters of credit, (f) all interest, fees and other expenses owed with respect to the indebtedness referred to above, and (g) all indebtedness referred to above which is directly or indirectly guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss.

          (b) "Person": A corporation, an association, a partnership, an organization, a business, a limited liability company, an individual, a government or political subdivision thereof or a governmental agency.

          (c) "Specified Representations" means (i) the second sentence of
Section 4.1, (ii) Section 4.2, (iii) Section 4.7, (iv) the first sentence of
Section 5.1, (v) Section 5.2, (vi) the last sentence of Section 6.1, (vii)
Section 6.2, (viii) Section 13, (ix) Section 14, (x) Section 15.1 and (xi)
Section 16.2.

          (d) "Subsidiary": With respect to any Person, any corporation a majority (by number of votes) of the outstanding shares of any class or classes of which shall at the time be owned by such Person or by a Subsidiary of such Person, if the holders of the shares of such class or classes (a) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or persons performing similar functions) of the issuer thereof, even though the right so to vote has been suspended by the happening of such a contingency, or (b) are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the issuer thereof, whether or not the right so to vote exists by reason of the happening of a contingency.

     14. REPRESENTATIONS BY THE SELLERS. Each of the Sellers, jointly and severally, represents and warrants to each of the Buyers as follows:

     14.1 Investment Representations. None of the Sellers is a "U.S. Person" as such term is defined in Rule 902(k) of Regulation S promulgated under the Securities Act. The Trustees are not acquiring the

Shares for the account or benefit of any U.S. Person, as such term is defined in Rule 902(k) of Regulation S promulgated under the Securities Act. Each of the Sellers has such knowledge and experience in financial and business matters that he or it is capable of evaluating the merits and risks of the investment in the Shares or has been advised by individuals with such knowledge and experience. The Trust's financial condition is such that it is able to bear all economic risks of investment in the Shares, including a complete loss of its investment. The Trustees will acquire the Shares for investment purposes only, with no present intention of distributing or reselling any of the Shares or any interest therein. Each of the Sellers acknowledges that Holdings has given him or it the opportunity to ask questions of the officers and management employees of Holdings and its affiliates, to obtain additional information about the business and financial condition of Holdings and its affiliates, and access to the facilities, books and records relating to the business of Holdings and its affiliates in order to evaluate the investment in the Shares contemplated hereby. The Trustees (on behalf of themselves and any successors) will not engage in any hedging transactions, with respect to the Shares unless such transactions are in compliance with the Securities Act.

     14.2 Resale Restrictions. Each of the Sellers acknowledges that the Shares have not been, and will not be upon the Trustees' receipt, registered or qualified under any securities laws, by reason of their transfer in a transaction exempt from the registration or qualification requirements of such laws, and the Shares must be held indefinitely unless a subsequent disposition thereof is registered or qualified under all applicable securities laws or is exempt from such registration or qualification, and, therefore, the Shares shall bear, among other legends, the following legend:

"THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO TRANSFER, SALE OR OTHER DISPOSITION OF THESE SHARES MAY BE MADE UNLESS A REGISTRATION STATEMENT WITH RESPECT TO THESE SHARES HAS BECOME EFFECTIVE UNDER SAID ACT, OR HOLDINGS HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL SATISFACTORY TO HOLDINGS THAT SUCH REGISTRATION IS NOT REQUIRED."

     15. REPRESENTATIONS AND WARRANTIES OF THE TRUSTEES. The Trustees jointly and severally represent and warrant to each Buyer as follows:

     15.1 Authorization. They are authorized to enter into this Agreement, and the other Transaction Documents to which they are parties, under the Deed of Trust by which the Trust was established or under the Trustee Act 1956 (New Zealand) and that all necessary resolutions have been passed and all necessary things done to render this Agreement and each Transaction Document to which they are party to a valid and binding obligation upon them as trustees of the Trust.

     15.2 Non-Contravention. The execution and delivery by the Trustees of the Transaction Documents to which they are parties and the consummation by the Trustees of the transactions contemplated hereby and thereby will not (a) violate or conflict with any provision of the Deed of Settlement creating the Trust, or its equivalent governing documents, as amended to date; or (b) constitute a violation of, or be in conflict with, or constitute or create a default under, or result in the creation or imposition of any Encumbrance upon any property of any of the Trustees and the Trust pursuant to (i) any agreement or instrument to which any of the Trustees or the Trust is a party or by which any of the Trustees or the Trust or any of their properties is bound, or to which any of the Trustees or the Trust or any of such properties is subject, or
(ii) any statute, judgment, decree, order, regulation or rule of any court or governmental or regulatory authority to which any of the Trustees or the Trust is subject.

     16. LIMITATION OF LIABILITY OF ANDREW PETER TUCKEY, GRANT HALLY AND COLIN BRIAN WILSON

     16.1 Independent Trustee. The parties acknowledge that Andrew Peter Tuckey of Auckland, New Zealand, Chartered Accountant will enter into this Agreement solely in his capacity as a trustee of the Trust and not in his personal capacity, through his Delegates and Attorneys GRANT IAN HALLY and COLIN BRIAN WILSON both of Auckland New Zealand, Chartered Accountants (the "Attorneys"). The Attorneys will themselves execute this Agreement solely in their capacity as Delegatees and Attorney for Andrew Peter Tuckey and not in their personal capacity.

     16.2 Execution by and Limitation of Liability of Attorneys of Andrew Peter Tuckey. Andrew Peter Tuckey represents to the Company that by deed dated the 4th day of August 2005, Andrew Peter Tuckey in exercise of the powers contained in
Section 31 of the Trustee Act 1956 (New Zealand):

          (a) Delegated to the Attorneys the execution or exercise of all of the trusts, powers, authorities and discretions vested in the said Andrew Peter Tuckey in accordance with the terms and the conditions set out in the Trust; and

          (b) Appointed the Attorneys to be his attorneys to act for him in his name and on his behalf in all matters connected with the affairs of the estates and assets subject to the trusts of the Trust and in all matters in which any of the said estates and assets may be interested as if the said Andrew Peter Tuckey could if personally present, at the Attorneys' absolute discretion.

     16.3 Independent Trustee and Attorneys not personally liable. The Independent Trustee and the Attorneys together with the respective successors of the Independent Trustee and the Attorneys shall be under no personal liability under this Agreement. The liability of the Independent Trustee and the Attorneys shall at all times and for all purposes be limited to the net value of the assets for the time being of the Trust together with such amount as is equivalent to the net value of the assets that the Trust would have had except for the willful neglect or default of the Independent Trustee or the Attorneys.

     16.4 Joint and Several Liabilities. Bulcraig and the Trustees shall be jointly and severally liable and responsible for all obligations of the Trustees and the Trust under this Agreement.

                                    * * * * *

     IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Agreement to be duly executed and delivered as of the date and year first above written.

                                        CSAV HOLDING CORP.


                                        By: /s/ SPENCER FLEISCHER
                                            ------------------------------------
                                        Name: SPENCER FLEISCHER
                                        Title: PRESIDENT


                                        CSAV ASIA PACIFIC LIMITED


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        DECADE INDUSTRIES, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        AV SUPPLY GROUP 2001 LIMITED


                                        By:
                                            ------------------------------------
                                        Name: Stuart John Bulcraig
                                        Title: Director


SIGNED, SEALED and      )
DELIVERED as a          )
DEED by                 )               ----------------------------------------
STUART JOHN BULCRAIG    )               STUART JOHN BULCRAIG, in his individual
                                        capacity


                                        ----------------------------------------
                                        STUART JOHN BULCRAIG, solely in his
                                        capacity as trustee of the Happy Valley
                                        Trust created by Deed dated August 17,
                                        2004

     IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Agreement to be duly executed and delivered as of the date and year first above written.

                                        CSAV HOLDING CORP.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        CSAV ASIA PACIFIC LIMITED


                                        By: /s/ Scott Gill
                                            ------------------------------------
                                        Name: Scott Gill
                                        Title: DIRECTOR


                                        DECADE INDUSTRIES, INC.


                                        By: /s/ Scott Gill
                                            ------------------------------------
                                        Name: Scott Gill
                                        Title: PRESIDENT


                                        AV SUPPLY GROUP 2001 LIMITED


                                        By:
                                            ------------------------------------
                                        Name: Stuart John Bulcraig
                                        Title: Director


SIGNED, SEALED and       )
DELIVERED as a           )
DEED by                  )              ----------------------------------------
STUART JOHN BULCRAIG     )              STUART JOHN BULCRAIG, in his individual
                                        capacity


                                        ----------------------------------------
                                        STUART JOHN BULCRAIG, solely in his
                                        capacity as trustee of the Happy Valley
                                        Trust created by Deed dated August 17,
                                        2004

     IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Agreement to be duly executed and delivered as of the date and year first above written.

                                        CSAV HOLDING CORP.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        CSAV ASIA PACIFIC LIMITED


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        DECADE INDUSTRIES, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        AV SUPPLY GROUP 2001 LIMITED


                                        By: /s/ Stuart John Bulcraig
                                            ------------------------------------
                                        Name: Stuart John Bulcraig
                                        Title: Director


SIGNED, SEALED and                  )
DELIVERED as a                      )   /s/ Stuart John Bulcraig
DEED by                             )   ----------------------------------------
STUART JOHN BULCRAIG                )   STUART JOHN BULCRAIG, in his individual
                                        capacity


                                        /s/ Stuart John Bulcraig
                                        ----------------------------------------
                                        STUART JOHN BULCRAIG, solely in his
                                        capacity as trustee of the Happy Valley
                                        Trust created by Deed dated August 17,
                                        2004

                                        ANDREW PETER TUCKEY, solely in his
                                        capacity as trustee of the Happy Valley
                                        Trust created by Deed dated August 17,
                                        2004 by his Attorneys


                                        /s/ GRANT IAN HALLY
                                        ----------------------------------------
                                        GRANT IAN HALLY

                                        And


                                        /s/ COLIN BRIAN WILSON
                                        ----------------------------------------
                                        COLIN BRIAN WILSON


                                      -24-